As filed with the Securities and Exchange Commission on February 17, 2006

                                            Registration Statement No. 333-33362

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                _________________


                         POST-EFFECTIVE AMENDMENT NO. 7
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                _________________


               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
             (Exact name of registrant as specified in its charter)

                                _________________

                         Semiconductor HOLDRS(SM) Trust
                      [Issuer with respect to the receipts]


             Delaware                             6211                           13-5674085
   (State or other jurisdiction       (Primary Standard Industrial            (I.R.S. Employer
of incorporation or organization)      Classification Code Number)         Identification Number)

                                ________________

                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                                ________________

                                   Copies to:

                Judith Witterschein, Esq.                           Andrew B. Janszky, Esq.
                   Corporate Secretary                              Shearman & Sterling LLP
    Merrill Lynch, Pierce, Fenner & Smith Incorporated                599 Lexington Avenue
                     250 Vesey Street                               New York, New York 10022
                 New York, New York 10281                                (212) 848-4000
                      (212) 449-1000
(Name, address, including zip code, and telephone number,
       including area code, of agent for service)


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


================================================================================

PROSPECTUS

                                [GRAPHIC OMITTED]




                       1,000,000,000 Depositary Receipts
                         Semiconductor HOLDRS(SM) Trust

     The Semiconductor HOLDRS(SM) trust issues Depositary Receipts called Semiconductor HOLDRS(SM) representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that, among other things, develop, manufacture and market integrated circuitry and other products known as semiconductors, which allow for increased speed and functionality in components used in computers and other electronic devices. The Bank of New York is the trustee. You only may acquire, hold or transfer Semiconductor HOLDRS in a round-lot amount of 100 Semiconductor HOLDRS or round-lot multiples. Semiconductor HOLDRS are separate from the underlying deposited common stocks that are represented by the Semiconductor HOLDRS. For a list of the names and the number of shares of the companies that make up a Semiconductor HOLDR, see "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS" starting on page
10. The Semiconductor HOLDRS(SM) trust will issue Semiconductor HOLDRS on a continuous basis.

     Investing in Semiconductor HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

     Semiconductor HOLDRS are neither interests in nor obligations of Merrill Lynch, Pierce, Fenner & Smith Incorporated. Semiconductor HOLDRS are not interests in the Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the duties and responsibilities of the trustee, including the obligation of the trustee to act without negligence or bad faith.


     The Semiconductor HOLDRS are listed on the American Stock Exchange under the symbol "SMH." On February 15, 2006, the last reported sale price of Semiconductor HOLDRS on the American Stock Exchange was $38.20.

                                ________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                ________________


                The date of this prospectus is February 16, 2006.


     "HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of
                           Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS


                                                                            Page

Summary.......................................................................3
Risk Factors..................................................................4
Highlights of Semiconductor HOLDRS...........................................10
The Trust....................................................................17
Description of Semiconductor HOLDRS..........................................17
Description of The Underlying Securities.....................................18
Description of The Depositary Trust Agreement................................20
United States Federal Income Tax Consequences................................24
ERISA Considerations.........................................................29
Plan of Distribution.........................................................29
Legal Matters................................................................29
Where You Can Find More Information..........................................30

                                 _______________


     This prospectus contains information you should consider when making your investment decision. With respect to information about Semiconductor HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Semiconductor HOLDRS in any jurisdiction where the offer or sale is not permitted.

     The Semiconductor HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences -- Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Semiconductor HOLDRS or of the underlying securities through an investment in the Semiconductor HOLDRS.

                                     SUMMARY


     The Semiconductor HOLding Company Depositary ReceiptS or HOLDRS trust was formed under the depositary trust agreement, dated as of April 24, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Semiconductor HOLDRS, and was amended on November 22, 2000. The trust is not a registered investment company under the Investment Company Act of 1940.


     The trust currently holds shares of common stock issued by a group of specified companies that were, at the time of the initial offering, generally considered to be involved in various aspects of the semiconductor business. Companies involved in the semiconductor industry develop, manufacture and market integrated circuitry and other products made from semiconductors, which allow for increased speed and functionality in components for computers and other electronic devices. The number of shares of each company's common stock currently held by the trust with respect to each round-lot of Semiconductor HOLDRS is specified under "Highlights of Semiconductor HOLDRS -- The "Semiconductor HOLDRS." This group of common stocks, and the securities of any company that may be added to Semiconductor HOLDRS, are collectively referred to in this prospectus as the underlying securities. There are currently 20 companies included in Semiconductor HOLDRS, which may change as a result of reconstitution events, distributions of securities by underlying issuers or other events. The Semiconductor HOLDRS are separate from the underlying securities that are represented by the Semiconductor HOLDRS. On February 14, 2004 there were 40,049,000 Semiconductor HOLDRS outstanding.

                                  RISK FACTORS

     An investment in Semiconductor HOLDRS involves risks similar to investing directly in each of the underlying securities outside of the Semiconductor HOLDRS, including the risks associated with a concentrated investment in semiconductor companies.

General Risk Factors

     o Loss of investment. Because the value of Semiconductor HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the Semiconductor HOLDRS if the underlying securities decline in value.

     o Discount trading price. Semiconductor HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     o Ownership of only fractional shares in the underlying securities. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, a Semiconductor HOLDR may represent an interest in a fractional share of an underlying security. You will only be entitled to voting, distribution and other beneficial ownership rights in the underlying securities in which you own only fractional shares to the extent that the depositary aggregates your fractional shares with the other shares of such underlying securities and passes on beneficial ownership rights, including distribution and voting rights, to you based on your proportional, fractional shares in the underlying securities. In addition, if you surrender your Semiconductor HOLDRS to receive the underlying securities you will receive cash in lieu of your fractional shares. You will not be entitled to any securities if your interest in an underlying security is only a fraction of a share.

     o Not necessarily representative of the semiconductor industry. At the time of the initial offering, the companies included in Semiconductor HOLDRS were generally considered to be involved in various aspects of the semiconductor industry. However, the market price of the underlying securities and the Semiconductor HOLDRS may not necessarily follow the price movements of the entire semiconductor industry. If the underlying securities decline in value, your investment in the Semiconductor HOLDRS will decline in value even if common stock prices of companies involved in the semiconductor industry generally increase in value. In addition, since the time of the initial offering, the companies included in Semiconductor HOLDRS may not be involved in the semiconductor industry. In this case, Semiconductor HOLDRS may not consist of securities issued only by companies in the semiconductor industry.

     o Not necessarily comprised of solely semiconductor companies. As a result of distributions of securities by companies included in the Semiconductor HOLDRS or other corporate events, such as mergers, securities of companies that are not currently included in the Semiconductor HOLDRS and that are not involved in the semiconductor industry may be included in the Semiconductor HOLDRS. The securities of a new company will only be distributed from the Semiconductor HOLDRS if the securities have a different Standard & Poor's Corporation sector classification than any of the underlying issuers included in the Semiconductor HOLDRS at the time of the distribution or the corporate event or if the securities are not listed for trading on a U.S. national securities exchange or through Nasdaq National Market System. As of January 2, 2002, Standard & Poor's Corporation sector classifications are based upon the Standard & Poor's Global Industry Classification Standard ("GICS") sectors. As there are only 10 broadly defined GICS sectors, the use of GICS sectors to determine whether a new company will be included in the Semiconductor HOLDRS provides no assurance that each new company included in the Semiconductor HOLDRS will be involved in the semiconductor industry. Currently, the underlying securities included in the Semiconductor HOLDRS are represented in the Information Technology GICS sector. As each Standard & Poor's GICS sector is defined so broadly, the securities of a new company could have the same GICS sector classification as a company currently included in the Semiconductor HOLDRS, and yet not be involved in the semiconductor industry. In addition, the GICS sector classifications of securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both. Therefore, additional GICS sectors may be represented in the Semiconductor HOLDRS, which may also result in the inclusion in the Semiconductor HOLDRS of the securities of a new company that is not involved in the semiconductor industry.

     o No investigation of underlying securities. The underlying securities initially included in the Semiconductor HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of the issuers and the market liquidity of common stocks in the semiconductor industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Semiconductor HOLDRS trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective affiliates have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their respective affiliates.

     o Loss of diversification. As a result of industry developments, reorganizations or market fluctuations affecting issuers of the underlying securities, Semiconductor HOLDRS may not necessarily be a diversified investment in the semiconductor industry. In addition, reconstitution events, distributions of securities by an underlying issuer or other events, which may result in the distribution of securities from, or the inclusion of additional securities in, the Semiconductor HOLDRS, may also reduce diversification. Semiconductor HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     o Conflicting investment choices. In order to sell one or more of the underlying securities individually, participate in a tender offer relating to one or more of the underlying securities, or participate in any form of stock repurchase program by an issuer of an underlying security, you will be required to cancel your Semiconductor HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Semiconductor HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer or any form of stock repurchase program. The cancellation of Semiconductor HOLDRS will involve payment of a cancellation fee to the trustee.

     o Trading halts. Trading in Semiconductor HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Semiconductor HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in Semiconductor HOLDRS, you will not be able to trade Semiconductor HOLDRS and you will only be able to trade the underlying securities if you cancel your Semiconductor HOLDRS and receive each of the underlying securities.

     o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Semiconductor HOLDRS. If the Semiconductor HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Semiconductor HOLDRS are listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. There are currently 20 companies whose securities are included in Semiconductor HOLDRS.

     o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, selected the underlying securities that were originally included in Semiconductor HOLDRS and may face possible conflicts of interest as Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates may engage in investment banking or may provide other services for issuers of the underlying securities in connection with its business.

     o Delays in distributions. The depositary trust agreement provides that the trustee will use its reasonable efforts to distribute any cash or other distributions paid in respect of the underlying securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying securities outside of the Semiconductor HOLDRS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the depositary.

Risk Factors Specific to Companies Involved in the Semiconductor Business

     o The stock prices of companies in the semiconductor industry have been and will likely continue to be extremely volatile, which will directly affect the price volatility of the Semiconductor HOLDRS, and you could lose all or a substantial part of your investment. The trading prices of the common stocks of semiconductor companies have been extremely volatile. Semiconductor companies' stock prices could be subject to wide fluctuations in response to a variety of factors, including the following:

               o    general market fluctuations;

               o actual or anticipated variations in companies' quarterly operating results;

               o announcements of technological innovations or new services by competitors of the companies included in the Semiconductor HOLDRS;

               o announcements by semiconductor companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

               o failure to integrate or realize projected benefits from acquisitions;

               o    manufacturing yields;

               o    changes in government regulations;

               o    fluctuations in quarterly and annual operating results; and

               o    difficulty in obtaining additional financing.

          In addition, the trading prices of semiconductor stocks in general have experienced extreme price and volume fluctuations. These fluctuations may be unrelated or disproportionate to the operating performance of these companies. The valuations of many semiconductor stocks are high when measured by conventional valuation standards such as price to earnings and price to sales ratios. Some of the companies do not, or in the future might not, have earnings. As a result, these trading prices may decline substantially and valuations may not be sustained. Any negative change in the public's perception of the prospects of semiconductor companies, generally, could depress the stock prices of a semiconductor company regardless of semiconductor companies' results. Other broad market and industry factors may decrease the stock price of semiconductor stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions such as recession, war or interest rate or currency rate fluctuations, also may decrease the market price of semiconductor stocks. For example, there can be no assurance that any future terrorist attacks or other acts of war will not have a negative effect on the market price of semiconductor stocks.


          As a result of fluctuations in the trading prices of the companies included in the Semiconductor HOLDRS, the trading price of Semiconductor HOLDRS has fluctuated significantly. The initial offering price of a Semiconductor HOLDR, on May 4, 2000, was $93.32 and during 2005, the price of a Semiconductor HOLDR reached a high of $39.15 and a low of $29.67.


     o Companies whose common stocks are included in the Semiconductor HOLDRS may need additional financing, which may be difficult to obtain. Failure to obtain necessary financing or doing so on unattractive terms could adversely affect development and marketing efforts and other operations of companies whose common stocks are included in the Semiconductor HOLDRS. Companies whose common stocks are included in the Semiconductor HOLDRS may need to raise additional capital in order to fund the continued development and marketing of their products or to fund strategic acquisitions or investments. Their ability to obtain additional financing will depend on a number of factors, including market conditions, operating performance and investor interest. These factors may make the timing, amount, terms and conditions of any financing unattractive. If adequate funds are not available or are not available on acceptable terms, companies whose common stocks are included in the Semiconductor HOLDRS may have to forego strategic acquisitions or investments, reduce or defer their development activities, delay their introduction of new products and services or reduce or terminate their operations generally. Any of these actions may reduce the market price of stocks in the semiconductor business.

     o Reduced demand for end-user products, underutilization of manufacturing capacity, and other factors could adversely impact the operating results of companies whose common stocks are included in the Semiconductor HOLDRS. During the 1990s and continuing into 2000, the semiconductor industry enjoyed unprecedented growth, benefiting from the rapid expansion of the Internet and other computing and communications technologies. Many of the companies whose common stocks are included in the Semiconductor HOLDRS were adversely affected by a general economic slowdown and an abrupt decline in demand for many of the end-user products that incorporate their semiconductor devices. There can be no assurance that this reduction in demand for end-user products will not continue in the future.

     o Many semiconductor companies may not successfully introduce new products, develop and maintain a loyal customer base or achieve general market acceptance for their products, and failure to do so could have a material adverse effect on their business, results of operations and financial condition. The ability to maintain or increase market share depends on timely introduction and market acceptance of new products offered by semiconductor companies. The equipment manufacturing, data communications and storage, and telecommunications markets which semiconductor companies serve are characterized by rapidly changing technology, evolving industry standards and practices, frequent new product and service introductions and enhancements, pricing pressure and changing customer demands. It is necessary for semiconductor companies to adapt to rapidly changing technologies, adapt their services to evolving industry standards and to continually improve the price, performance, features and reliability of their products. They must quickly develop, introduce and deliver their products, or incur the risk that their competitors will introduce the same or similar products, or products which could make their products obsolete. In addition, the widespread adoption of new technologies could require substantial expenditures to modify or adapt the existing products offered by many semiconductor companies. New product research and development may be costly and time-consuming.

     o Some of the companies involved in the semiconductor industry are also engaged in other lines of business unrelated to the semiconductor business, and they may experience problems with these lines of business, which could adversely affect their operating results. Some of the companies which comprise the Semiconductor HOLDRS have lines of business that do not relate to the semiconductor business and which may present additional risks not mentioned in this prospectus. The operating results of these semiconductor companies may fluctuate as a result of these additional risks and events in the industries of these other lines of business. Despite a company's possible success in the semiconductor business, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     o The semiconductor industry is highly cyclical, which may cause the operating results of many semiconductor companies to vary significantly. The semiconductor industry is highly cyclical and has been subject to significant economic downturns at various times. These downturns are typically characterized by diminished product demand, production overcapacity, accelerated decline of average selling prices and reduced revenues. In addition, many semiconductor companies' operating results have been harmed in the past by industry-wide fluctuations in demand for semiconductors, resulting in under-utilization of companies' manufacturing capacity. Semiconductor companies' revenues depend in large part on the continued growth of various electronics industries that use semiconductors, and can fluctuate dramatically depending on the supply and demand balance within the industry. Semiconductor companies' business could be harmed in the future by cyclical conditions in the semiconductor industry or by slower growth in any of the markets for semiconductor products.

     o Many semiconductor companies have created new technologies for the semiconductor industry and currently rely on a limited number of customers as purchasers of their products and services. If new customers do not adopt these technologies for use in their systems, the operating results and financial condition of these semiconductor companies may be adversely affected. In addition, many semiconductor products are marketed to equipment manufacturers who may be reluctant to change suppliers and incorporate different technologies into their products due to the significant costs associated with qualifying a new supplier. As a result, semiconductor companies may experience barriers to future sales opportunities.

     o Many semiconductor companies rely on a single supplier or a limited number of suppliers for the parts and raw materials used in their products, and if quality parts and materials are not delivered by the suppliers on a timely basis, these companies will not be able to manufacture and deliver their products on a timely schedule which could adversely affect their financial condition. Reliance on a single supplier or limited number of suppliers subjects many semiconductor companies to risks of delivery delays, price increases, receipt of non-conforming or poor quality components and inability to obtain long-term supplies of components. Any reduction or interruption in these third parties' supply or manufacturing could adversely affect many semiconductor companies' ability to deliver their products and meet customer needs, especially since many semiconductor companies do not maintain extensive inventories of parts and materials for manufacturing. There can be no assurance that semiconductor companies will not encounter problems with suppliers which may result in harm to their reputation and adversely affect their operations and financial condition.

     o The manufacturing processes are highly complex, costly and potentially vulnerable to impurities and other disruptions that can significantly increase costs and delay product shipments to customers. The manufacturing processes of many semiconductor companies are highly complex, require advanced and costly equipment, and are continuously being modified in an effort to improve yields and product performance. Impurities or other difficulties in the manufacturing process can lower yields, interrupt production and result in loss of customers. As system complexity has increased and technologies have become more advanced, manufacturing tolerances have been reduced and requirements for precision have become even more demanding. There can be no assurance that semiconductor companies will not experience production difficulties that cause delivery delays and quality control problems.

     o The semiconductor industry is very competitive, and a semiconductor company's failure to establish a customer base which uses its technologies would adversely affect its operating results. Semiconductor access services can be based on several different technologies, and the competition among semiconductor companies to convince a provider to select its technology can be intense. The semiconductor market is new and rapidly evolving, and it is likely that competitors will expand their business to produce existing technologies as well as continue to develop new technologies that compete with, or make obsolete, the existing technologies. Failure to accurately identify emerging technological trends and demand for product features and performance characteristics could place a semiconductor company at a severe competitive disadvantage. Many semiconductor companies face significant competition from other companies that have greater market share and financial resources. These companies may be better positioned to finance research and development activities, and they may have greater resources with which to acquire other companies in the industry.

     o Failure to integrate acquisitions could disrupt operations and prevent the realization of intended benefits. Many semiconductor companies are active acquirers of other companies as part of their business plans. There can be no assurance that many semiconductor companies will be able to integrate these acquired companies, which may result in failure to realize expected cost savings, increases in revenue and other projected benefits from such integration. There can be no assurance that these companies will be able to develop the capabilities necessary to exploit newly acquired technologies. There can also be no assurance that these companies will be able to attract and retain qualified personnel from acquired businesses or be successful in integrating such personnel. Furthermore, semiconductor companies may suffer material adverse short and long-term effects on operating results and financial condition as a result of such acquisitions.

     o The international operations of many semiconductor companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Many semiconductor companies have international operations and derive substantial revenue from international sales. The risks of international business that the companies are exposed to include the following:

               o    general economic, social and political conditions;

               o the difficulty of enforcing intellectual property rights, agreements and collecting receivables through certain foreign legal systems;

               o differing tax rates, tariffs, exchange controls or other similar restrictions;

               o    currency fluctuations;

               o changes in, and compliance with, domestic and foreign laws and regulations which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions; and

               o reduction in the number or capacity of qualified manufacturing subcontractors in international markets.

     o Inability to adequately protect proprietary rights may harm the competitive positions of many semiconductor companies. Many semiconductor companies rely on a combination of copyrights, trademarks, service marks and trade secret law and contractual restrictions to establish and protect proprietary rights in their products and services. There can be no assurance that these companies will be able to protect their intellectual property if they are unable to enforce their rights or if they do not detect unauthorized use of their intellectual property. Furthermore, any steps taken to protect intellectual property may be inadequate, time consuming and expensive. In addition, semiconductor companies may be subject to claims that their products and services infringe the intellectual property rights of others. Patent disputes are possible and can preclude the successful introduction of new products and technologies. Any claim, whether meritorious or not, could be time consuming, result in costly litigation, delay product or service introduction or require semiconductor companies to enter into royalty or licensing agreements.

     o Many semiconductor companies are dependent on their ability to continue to attract and retain highly skilled technical and managerial personnel to develop and generate their business. The success of many semiconductor companies is highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these semiconductor companies will be able to continue to attract and retain qualified personnel.

                       HIGHLIGHTS OF SEMICONDUCTOR HOLDRS


     This discussion highlights information regarding Semiconductor HOLding Company Depositary ReceiptS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Semiconductor HOLDRS.


Issuer...........................       Semiconductor HOLDRS Trust.

The trust........................       The Semiconductor HOLDRS Trust was
                                        formed under the depositary trust
                                        agreement, dated as of April 24, 2000,
                                        among The Bank of New York, as trustee,
                                        Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated, other depositors and the
                                        owners of the Semiconductor HOLDRS and
                                        was amended on November 22, 2000.  The
                                        trust is not a registered investment
                                        company under the Investment Company Act of 1940.

Initial depositor................       Merrill Lynch, Pierce, Fenner & Smith
                                        Incorporated.

Trustee .........................       The Bank of New York, a New York
                                        state-chartered banking organization, is
                                        the trustee and receives compensation as
                                        set forth in the depositary trust
                                        agreement.  The trustee is responsible
                                        for receiving deposits of underlying
                                        securities and delivering Semiconductor
                                        HOLDRS representing the underlying
                                        securities issued by the trust.  The
                                        trustee holds the underlying securities
                                        on behalf of the holders of
                                        Semiconductor HOLDRS.
Purpose of Semiconductor
HOLDRS...........................       Semiconductor HOLDRS are designed to
                                        achieve the following:

                                        Diversification.  Semiconductor HOLDRS
                                        are designed to allow you to diversify
                                        your investment in the semiconductor
                                        industry through a single,
                                        exchange-listed instrument representing
                                        your undivided beneficial ownership of
                                        the underlying securities.

                                        Flexibility.  The beneficial owners of
                                        Semiconductor HOLDRS have undivided
                                        beneficial ownership interests in each
                                        of the underlying securities
                                        represented by the Semiconductor HOLDRS, and can cancel their Semiconductor HOLDRS to receive each of the underlying securities represented by the
                                        Semiconductor HOLDRS.

                                        Transaction costs.  The expenses
                                        associated with buying and selling
                                        Semiconductor HOLDRS in the secondary
                                        market are expected to be less than
                                        separately buying and selling each of
                                        the underlying securities in a
                                        traditional brokerage account with
                                        transaction-based charges.

Trust assets.....................       The trust holds shares of common stock
                                        issued by specified companies that,
                                        when initially selected, were involved
                                        in the semiconductor business.  Except
                                        when a reconstitution event,
                                        distribution of securities by an
                                        underlying issuer or other event occurs, the group of companies will not change.
                                        Reconstitution events are described in
                                        this prospectus under the heading
                                        "Description of the Depositary Trust
                                        Agreement -Distributions" and
                                        "-Reconstitution events."  There are
                                        currently 20 companies included in the
                                        Semiconductor HOLDRS.

                                        The trust's assets may increase or
                                        decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Semiconductor HOLDRS.........       The trust has issued, and may continue
                                        to issue, Semiconductor HOLDRS that
                                        represent an undivided beneficial
                                        ownership interest in the shares of
                                        U.S.-traded common stock that are held
                                        by the trust.  The Semiconductor HOLDRS
                                        themselves are separate from the
                                        underlying securities that are
                                        represented by
                                        the Semiconductor HOLDRS.

                                        The following chart provides:

                                        o    the names of the 20 issuers of the
                                             underlying securities currently
                                             represented by a Semiconductor
                                             HOLDR,

                                        o    the stock ticker symbols,

                                        o    the share amounts currently
                                             represented by a round-lot of 100
                                             Semiconductor HOLDRS, and

                                        o    the principal U.S. market on which
                                             the shares of common stock of the
                                             selected companies are traded.


    Name of Company                          Ticker       Share Amounts        Primary Trading Market
----------------------------------------    ---------    -----------------    -------------------------
Advanced Micro Devices, Inc.                  AMD               4                       NYSE
Altera Corporation                            ALTR              6                      NASDAQ
Amkor Technology, Inc.                        AMKR              2                      NASDAQ
Analog Devices, Inc.                          ADI               6                       NYSE
Applied Materials, Inc.                       AMAT              26                     NASDAQ
Atmel Corporation                             ATML              8                      NASDAQ
Broadcom Corporation(1)                       BRCM              2                      NASDAQ
Intel Corporation                             INTC              30                     NASDAQ
KLA-Tencor Corporation                        KLAC              3                      NASDAQ
Linear Technology Corporation                 LLTC              5                      NASDAQ
LSI Logic Corporation                         LSI               5                       NYSE
Maxim Integrated Products, Inc.               MXIM              5                      NASDAQ
Micron Technology, Inc.                        MU               9                       NYSE
National Semiconductor Corporation            NSM               6                       NYSE
Novellus Systems, Inc.                        NVLS              2                      NASDAQ
SanDisk Corporation                           SNDK              2                      NASDAQ
Teradyne, Inc.                                TER               3                       NYSE
Texas Instruments, Inc.                       TXN               22                      NYSE
Vitesse Semiconductor Corporation             VTSS              3                      NASDAQ
Xilinx, Inc.                                  XLNX              5                      NASDAQ



(1) Effective Monday, February 27, 2006 deposits of Broadcom Corporation common stock (NASDAQ: "BRCM") for the creation of Semiconductor HOLDRS will increase to 3 BRCM (instead of 2 BRCM) per round lot of 100 Semiconductor HOLDRS as a result of the anticipated 3 for 2 stock split of Broadcom Corporation that is anticipated to occur on February 22, 2006.

                                        The companies whose securities were
                                        included in the Semiconductor HOLDRS at
                                        the time Semiconductor HOLDRS were
                                        originally issued were generally
                                        considered to be among the 20 largest
                                        and most liquid companies with
                                        U.S.-traded common stock involved in the semiconductor industry, as measured by market capitalization and trading volume on April 17, 2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                                        The trust only will issue and cancel,
                                        and you only may obtain, hold, trade
                                        or surrender, Semiconductor HOLDRS in a
                                        round-lot of 100 Semiconductor HOLDRS
                                        and round-lot multiples. The trust will
                                        only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

                                        The number of outstanding Semiconductor
                                        HOLDRS will increase and decrease
                                        as a result of in-kind deposits and
                                        withdrawals of the underlying
                                        securities.  The trust will stand ready
                                        to issue additional Semiconductor
                                        HOLDRS on a continuous basis when an
                                        investor deposits the required shares
                                        of common stock with the trustee.


Purchases........................       You may acquire Semiconductor HOLDRS in
                                        two ways:

                                        o   through an in-kind deposit of the
                                            required number of shares of
                                            common stock of the underlying
                                            issuers with the trustee, or

                                        o   through a cash purchase in the
                                            secondary trading market.
Issuance and cancellation
fees.............................       If you wish to create Semiconductor
                                        HOLDRS by delivering to the trust the
                                        requisite shares of common stock
                                        represented by a round-lot of 100
                                        Semiconductor HOLDRS, The Bank of New
                                        York as trustee will charge you
                                        an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS.
                                        If you wish to cancel your Semiconductor
                                        HOLDRS and withdraw your underlying
                                        securities, The Bank of New York as
                                        trustee will charge you a cancellation
                                        fee of up to $10.00 for each round-lot
                                        of 100 Semiconductor HOLDRS.

Commissions......................       If you choose to deposit underlying
                                        securities in order to receive
                                        Semiconductor HOLDRS, you will be
                                        responsible for paying any sales
                                        commission associated with your purchase of the underlying securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.

Custody fees.....................       The Bank of New York, as trustee and as
                                        custodian, will charge you a
                                        quarterly custody fee of $2.00 for each
                                        round-lot of 100 Semiconductor
                                        HOLDRS, to be deducted from any cash
                                        dividend or other cash distributions
                                        on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor
                                        HOLDR, the trustee will waive that
                                        portion of the fee which exceeds the
                                        total cash dividends and other cash
                                        distributions received, or to be
                                        received, and payable with respect to
                                        such calendar year.

Rights relating to
                                        You have the right to withdraw the
                                        underlying securities upon request by

Semiconductor HOLDRS.............
                                        delivering a round-lot or integral
                                        multiple of a round-lot of Semiconductor
                                        HOLDRS to the trustee, during the
                                        trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell the fractional share in the market and the trust, in turn, will deliver cash in lieu of such fractional share. Except with respect to the right to vote for dissolution of the trust, the
                                        Semiconductor HOLDRS themselves will not have voting rights.

Rights relating to the underlying
securities.......................       Semiconductor HOLDRS represents your
                                        beneficial ownership of the underlying
                                        securities.  Owners of Semiconductor
                                        HOLDRS have the same rights and
                                        privileges as if they owned the
                                        underlying securities beneficially
                                        outside of Semiconductor HOLDRS.  These
                                        include the right to instruct the
                                        trustee to vote the underlying
                                        securities or you may attend shareholder meetings yourself, the right to receive any dividends and other distributions on the underlying securities that are declared and paid to the trustee by an issuer of an underlying security, the right to pledge Semiconductor HOLDRS and the right to surrender Semiconductor
                                        HOLDRS to receive the underlying
                                        securities.  Semiconductor HOLDRS does
                                        not change your beneficial ownership
                                        in the underlying securities under
                                        United States federal securities laws,
                                        including sections 13(d) and 16(a) of
                                        the Securities Exchange Act of 1934.
                                        As a result, you have the same
                                        obligations to file insider trading
                                        reports that you would have if you held
                                        the underlying securities outside of
                                        Semiconductor HOLDRS.  However, due to
                                        the nature of Semiconductor HOLDRS,
                                        you will not be able to participate in
                                        any dividend reinvestment program of
                                        an issuer of underlying securities
                                        unless you cancel your Semiconductor
                                        HOLDRS (and pay the applicable fees) and receive all of the underlying securities.

                                        A holder of Semiconductor HOLDRS is not
                                        a registered owner of the underlying
                                        securities.  In order to become a
                                        registered owner, a holder of
                                        Semiconductor HOLDRS would need to
                                        surrender their Semiconductor HOLDRS,
                                        pay the applicable fees and expenses,
                                        receive all of the underlying
                                        securities and follow the procedures
                                        established by the issuers of the
                                        underlying securities for registering
                                        their securities in the name of such
                                        holder.

                                        Your retain the right to receive any
                                        reports and communications that the
                                        issuers of underlying securities are
                                        required to send to beneficial owners
                                        of their securities.  As such, you will
                                        receive such reports and
                                        communications from the broker through
                                        which you hold your Semiconductor
                                        HOLDRS in the same manner as if you
                                        beneficially owned your underlying
                                        securities outside of Semiconductor
                                        HOLDRS "street name" through a
                                        brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying securities other than in accordance with your instructions.

                                        The depositary trust agreement entitles
                                        you to receive, subject to certain
                                        limitations and net of any fees and
                                        expenses of the trustee, any
                                        distributions of cash (including
                                        dividends), securities or property made
                                        with respect to the underlying
                                        securities.  However, any distribution
                                        of securities by an issuer of underlying securities will be deposited into the trust and will become part of the underlying securities unless the distributed securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or the distributed securities have a Standard & Poor's GICS sector classification that is different from the GICS sector classifications represented in the Semiconductor HOLDRS at the time of the distribution. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights may be distributed to you, may be disposed of for your benefit, or may lapse.

                                        There may be a delay between the time
                                        any cash or other distribution is
                                        received by the trustee with respect to
                                        the underlying securities and the
                                        time such cash or other distributions
                                        are distributed to you.  In addition,
                                        you are not entitled to any interest on
                                        any distribution by reason of any
                                        delay in distribution by the trustee.
                                        If any tax or other governmental
                                        charge becomes due with respect to
                                        Semiconductor HOLDRS or any underlying
                                        securities, you will be responsible for
                                        paying that tax or governmental
                                        charge.

                                        If you wish to participate in a tender
                                        offer for any of the underlying
                                        securities, or any form of stock
                                        repurchase program by an issuer of an
                                        underlying security, you must surrender
                                        your Semiconductor HOLDRS (and pay
                                        the applicable fees and expenses) and
                                        receive all of your underlying
                                        securities in exchange for your
                                        Semiconductor HOLDRS.  For specific
                                        information about obtaining your
                                        underlying securities, you should read
                                        the discussion under the caption
                                        "Description of the Depositary Trust
                                        Agreement withdrawal of underlying
                                        securities."
Ownership rights in  fractional
shares in the underlying
securities.......................       As a result of distributions of
                                        securities by companies included in the
                                        Semiconductor HOLDRS or other corporate
                                        events, such as mergers, a
                                        Semiconductor HOLDR may represent an
                                        interest in a fractional share of an
                                        underlying security.  You are entitled
                                        to receive distributions
                                        proportionate to your fractional shares.

                                        In addition, you are entitled to receive proxy materials and other shareholder communications and you are entitled to exercise voting rights proportionate to your fractional shares. The trustee will aggregate the votes of all of the share fractions represented by Semiconductor HOLDRS and will vote the largest possible number of whole shares. If, after aggregation, there is a fractional remainder, this fraction will be ignored, because the issuer will only recognize whole share votes. For example, if 100,001 round-lots of 100 Semiconductor HOLDRS are outstanding and each round-lot of 100 Semiconductor HOLDRS represents 1.75 shares of an underlying security, there will be 175,001.75 votes of the underlying security represented by Semiconductor HOLDRS. If holders of 50,000 round-lots of 100 Semiconductor HOLDRS vote their underlying securities
                                        "yes" and holders of 50,001 round-lots
                                        of 100 Semiconductor HOLDRS vote
                                        their underlying securities "no", there
                                        will be 87,500 affirmative votes
                                        and 87,501.75 negative votes.  The
                                        trustee will ignore the .75 negative
                                        votes and will deliver to the issuer
                                        87,500 affirmative votes and 87,501
                                        negative votes.

Reconstitution events............       The depositary trust agreement provides
                                        for the automatic distribution of
                                        underlying securities from the
                                        Semiconductor HOLDRS to you in the
                                        following four circumstances:

                                        A.  If an issuer of underlying
                                            securities no longer has a class of
                                            securities registered under section
                                            12 of the Securities Exchange
                                            Act of 1934, then the trustee will
                                            distribute the shares of that
                                            company to the owners of the
                                            Semiconductor HOLDRS.

                                        B.  If the SEC finds that an issuer of
                                            underlying securities should be
                                            registered as an investment company
                                            under the Investment Company Act
                                            of 1940, and the trustee has actual
                                            knowledge of the SEC finding,
                                            then its securities will no longer
                                            be an underlying security and the
                                            trustee will distribute the shares
                                            of that company to the owners of
                                            the Semiconductor HOLDRS.

                                        C.  If the underlying securities of an
                                            issuer cease to be outstanding
                                            as a result of a merger,
                                            consolidation, or other corporate
                                            combination or other event, the
                                            trustee will distribute the
                                            consideration paid by and received
                                            from the acquiring company or the
                                            securities received in exchange for
                                            the securities of the underlying
                                            issuer whose securities cease to be
                                            outstanding to the beneficial
                                            owners of Semiconductor HOLDRS, only
                                            if the distributed securities
                                            have a different Standard & Poor's
                                            GICS sector classification than
                                            any of the underlying securities
                                            represented in the Semiconductor
                                            HOLDRS at the time of the
                                            distribution or exchange or if the
                                            securities received are not listed
                                            for trading on a U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System.
                                            In any other case, the additional
                                            securities received will be
                                            deposited into the trust.

                                        D.  If an issuer's underlying securities
                                            are delisted from trading on
                                            a U.S. national securities exchange
                                            or through the Nasdaq National
                                            Market System and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System within
                                            five business days from the date the
                                            securities are delisted.

                                        To the extent a distribution of
                                        underlying securities from the
                                        Semiconductor HOLDRS is required as a
                                        result of a reconstitution event, the
                                        trustee will deliver the underlying
                                        security to you as promptly as
                                        practicable after the date that the
                                        trustee has knowledge of the occurrence
                                        of a reconstitution event.

                                        In addition, securities of a new company will be added to the Semiconductor HOLDRS as a result of a distribution of securities by an underlying issuer, where a corporate event occurs, or where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a Standard & Poor's GICS sector classification that is different from the GICS sector classification of any other security then included in the Semiconductor HOLDRS or are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

                                        It is anticipated, as a result of the
                                        broadly defined Standard & Poor's
                                        GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in Semiconductor HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS or distributed to you.

Standard & Poor's sector
classifications..................       Standard & Poor's Corporation is an
                                        independent source of market
                                        information that, among other things,
                                        maintains the Global Industry
                                        Classification Standard, referred to
                                        herein as "GICS," which classifies the
                                        securities of public companies into
                                        various sector classifications based
                                        upon GICS sectors, which are derived
                                        from its own criteria.  The GICS
                                        classification standards were
                                        exclusively effective as of January 2,
                                        2002.  There are 10 Standard & Poor's
                                        GICS sectors and each class of publicly
                                        traded securities of a company is given
                                        only one GICS sector classification.
                                        The securities included in the
                                        Semiconductor HOLDRS are currently
                                        represented in the Information
                                        Technology GICS sector.  The Standard &
                                        Poor's GICS sector classifications of
                                        the securities included in the
                                        Semiconductor HOLDRS may change over
                                        time if the companies that issued
                                        these securities change their focus of
                                        operations or if Standard & Poor's
                                        alters the criteria it uses to determine
                                        GICS sectors, or both.

Termination events...............       A.  The Semiconductor HOLDRS are
                                            delisted from the American Stock
                                            Exchange and are not listed for
                                            trading on another U.S. national
                                            securities exchange or through the
                                            Nasdaq National Market System
                                            within five business days from the
                                            date the Semiconductor HOLDRS are
                                            delisted.

                                        B.  The trustee resigns and no successor
                                            trustee is appointed within 60 days
                                            from the date the trustee provides
                                            notice to Merrill Lynch, Pierce,
                                            Fenner & Smith Incorporated, as
                                            initial depositor, of its intent to
                                            resign.

                                        C.  Beneficial owners of at least 75% of
                                            outstanding Semiconductor HOLDRS
                                            vote to dissolve and liquidate the
                                            trust.

                                        If a termination event occurs, the
                                        trustee will distribute the underlying
                                        securities to you as promptly as
                                        practicable after the termination event.

                                        Upon termination of the depositary trust agreement and prior to distributing the underlying securities to you, the trustee will charge you a cancellation fee of up to 10.00 per round-lot of 100 Wireless HOLDRS surrendered, along with any taxes or other governmental charges, if any.

United States federal income tax
consequences.....................       The United States federal income tax
                                        laws will treat a U.S. holder of
                                        Semiconductor HOLDRS as directly owning
                                        the underlying securities.  The
                                        Semiconductor HOLDRS themselves will not result in any United States federal income tax consequences separate from the tax consequences associated with ownership of the underlying securities.


Listing..........................       The Semiconductor HOLDRS are listed on
                                        the American Stock Exchange under
                                        the symbol "SMH."  On February 15, 2006
                                        the last reported sale price of the
                                        Semiconductor HOLDRS on the American
                                        Stock Exchange was $38.21.


Trading..........................       Investors are only able to acquire,
                                        hold, transfer and surrender a
                                        round-lot of 100 Semiconductor HOLDRS.
                                        Bid and ask prices, however, are
                                        quoted per single Semiconductor HOLDRS.

Clearance and settlement.........       Semiconductor HOLDRS have been issued
                                        only in book-entry form.
                                        Semiconductor HOLDRS are evidenced by
                                        one or more global certificates that
                                        the trustee has deposited with The
                                        Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of
                                        Semiconductor HOLDRS."

                                    THE TRUST

     General. This discussion highlights information about the Semiconductor HOLDRS Trust. You should read this information about the depositary trust agreement as well as the depositary trust agreement and the amendment to the depository trust agreement before you purchase Semiconductor HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement."

     The Semiconductor HOLDRS Trust. The trust was formed pursuant to the depositary trust agreement, dated as of April 24, 2000. The depository trust agreement was amended on November 22, 2000. The Bank of New York is the trustee. The Semiconductor HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

     The Semiconductor HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Semiconductor HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                       DESCRIPTION OF SEMICONDUCTOR HOLDRS

     The trust has issued Semiconductor HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue additional Semiconductor HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

     You may only acquire, hold, trade and surrender Semiconductor HOLDRS in a round-lot of 100 Semiconductor HOLDRS and round-lot multiples. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Semiconductor HOLDRS. In the event of a stock split, reverse stock split or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS.

     Semiconductor HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities. The companies selected as part of this receipt program are listed above in the section entitled "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS."

     Beneficial owners of Semiconductor HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities in "street name" outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Semiconductor HOLDRS to receive the underlying securities. See "Description of the Depositary Trust Agreement." Semiconductor HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

     The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Semiconductor HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Semiconductor HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Semiconductor HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the Depositary Trust Agreement-Withdrawal of underlying securities."

     Semiconductor HOLDRS are evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. Semiconductor HOLDRS are available only in book-entry form. Owners of Semiconductor HOLDRS may hold their Semiconductor HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

     Selection criteria. The underlying securities are the common stocks of a group of specified companies that, at the time of selection, were involved in various aspects of the semiconductor industry and whose common stock is registered under section 12 of the Securities Exchange Act of 1934. The issuers of the underlying securities were, at the time of selection, among the largest capitalized and most liquid companies involved in the semiconductor business as measured by market capitalization and trading volume.

     The Semiconductor HOLDRS may no longer consist exclusively of securities issued by companies involved in the semiconductor business. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the semiconductor business and will undertake to make adequate disclosure when necessary.

     Underlying securities. For a list of the underlying securities represented by Semiconductor HOLDRS, please refer to "Highlights of Semiconductor HOLDRS-The Semiconductor HOLDRS." If the underlying securities change because of a reconstitution event, a distribution of securities by an underlying issuer or other event, a revised list of underlying securities will be set forth in a prospectus supplement and filed with the SEC on a periodic basis.

     No investigation. The trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies. Accordingly, before you acquire Semiconductor HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. or any of their affiliates.

     General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

     The following table and graph set forth the composite performance of all of the 20 underlying securities currently represented by a single Semiconductor HOLDR, measured at the close of the business day, on May 1, 1998, and thereafter as of the end of each month through February 6, 2006. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values.


                    Closing                      Closing                    Closing                     Closing
        1998         Price         1999           Price          2000        Price         2001          Price
        ----        -------        ----          -------         ----       -------        ----         -------
May 1...........     22.64    January 29.....     35.10   January 31.....    66.11   January 31.....     59.06
May 29..........     18.61    February 26....     29.80   February 29....    91.85   February 28....     42.11
June 30.........     18.68    March 31.......     31.24   March 31.......    98.11   March 30.......     41.69
July 31.........     19.98    April 30.......     31.51   April 28.......    97.00   April 30.......     51.37
August 31.......     15.60    May 28.........     31.57   May 31.........    86.94   May 31.........     46.06
September 30....     17.95    June 30........     39.04   June 30........    93.64   June 29........     46.89
October 30......     21.37    July 30........     41.15   July 31........    84.52   July 31........     46.64
November 30.....     24.60    August 31......     46.03   August 31......    98.61   August 31......     43.82
December 31.....     28.42    September 30...     44.50   September 29...    70.96   September 28...     29.69
                              October 29.....     48.89   October 31.....    65.66   October 31.....     35.77
                              November 30....     52.17   November 30....    48.04   November 30....     42.69
                              December 31....     59.97   December 29....    48.97   December 31....     41.84



                    Closing                      Closing                    Closing                     Closing
        2002         Price         2003           Price          2004        Price         2005          Price
        ----        -------        ----          -------         ----       -------        ----         -------
January 31......     45.38    January 31.....     21.46   January 30.....   41.98    January 31.......   31.35
February 28.....     40.33    February 28....     23.58   February 27....   40.96    February 28......   34.02
March 28........     46.62    March 31.......     23.14   March 31.......   39.52    March 31.........   32.57
April 30........     41.51    April 30.......     26.38   April 30.......   35.32    April 29.........   30.91
May 31..........     38.56    May 30.........     29.99   May 28.........   38.87    May 31...........   34.35
June 28.........     30.27    June 30........     28.31   June 30........   37.77    June 30..........   33.68
July 31.........     26.93    July 31........     32.42   July 30........   32.87    July 29..........   37.37
August 30.......     24.12    August 29......     37.50   August 31......   29.33    August 31........   37.02
September 30....     19.23    September 30...     34.41   September 30...   30.26    September 30.....   36.98
October 31......     23.96    October 31.....     41.68   October 29.....   32.42    October 31.......   33.73
November 29.....     29.36    November 28....     43.83   November 30....   32.49    November 30......   37.41
December 31.....     22.23    December 31....     41.63   December 31....   33.39    December 30......   36.74


                    Closing
        2006         Price
        ----        -------
January 31......     37.64
February 14.....     38.23




                               [GRAPHIC OMITTED]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

     General. The depositary trust agreement, dated as of April 24, 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Semiconductor HOLDRS, provides that Semiconductor HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies. The depository trust agreement was amended on November 22, 2000 to modify the reconstitution events, described below.

     The trustee. The Bank of New York serves as trustee for Semiconductor HOLDRS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

     Issuance, transfer and surrender of Semiconductor HOLDRS. You may create and cancel Semiconductor HOLDRS only in round-lots of 100 Semiconductor HOLDRS. You may create Semiconductor HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Semiconductor HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Semiconductor HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Semiconductor HOLDRS, the trust may require a minimum of more than one round-lot of 100 Semiconductor HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Semiconductor HOLDRS. Similarly, you must surrender Semiconductor HOLDRS in integral multiples of 100 Semiconductor HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Semiconductor HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

     Voting rights. You will receive proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

     Under the depositary trust agreement, any beneficial owner of Semiconductor HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Semiconductor HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

     Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. Any distributions of securities by an issuer of underlying securities will be deposited into the trust and will become part of the Semiconductor HOLDRS unless such securities are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System or such securities have a different Standard & Poor's GICS sector classification than any of the underlying securities in the Semiconductor HOLDRS at the time of the distribution of such securities. In addition, if the issuer of underlying securities offers rights to acquire additional underlying securities or other securities, the rights will be distributed to you through the trustee, if practicable, and if the rights and the securities that those rights relate to are exempt from registration or are registered under the Securities Act of 1933. Otherwise, if practicable, the rights will be disposed of and the net proceeds distributed to you by the trustee. In all other cases, the rights will lapse.

     You will be obligated to pay any tax or other charge that may become due with respect to Semiconductor HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

     Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

     Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

     Withdrawal of underlying securities. You may surrender your Semiconductor HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Semiconductor HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Semiconductor HOLDRS.

     Further issuances of Semiconductor HOLDRS. The depositary trust agreement provides for further issuances of Semiconductor HOLDRS on a continuous basis without your consent.

     Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities from the Semiconductor HOLDRS to you in the following four circumstances:

     A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

     B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Semiconductor HOLDRS.

     C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation, corporate combination or other event, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Semiconductor HOLDRS, only if the distributed securities have a different Standard & Poor's GICS sector classification than any of the underlying securities represented in the Semiconductor HOLDRS at the time of the distribution or exchange or if the securities received are not listed for trading on a U.S. national securities exchange or through the NASDAQ National Market System. In any other case, the additional securities received as consideration will be deposited into the trust.

     D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date such securities are delisted.

     To the extent a distribution of underlying securities is required as a result of a reconstitution event, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

     As provided in the depositary trust agreement, securities of a new company will be added to the Semiconductor HOLDRS, as a result of a distribution of securities by an underlying issuer or where an event occurs, such as a merger, where the securities of an underlying issuer are exchanged for the securities of another company, unless the securities received have a different Standard & Poor's GICS sector classification than the underlying securities represented in the Semiconductor HOLDRS or if the securities received are not listed for trading on a U.S. national securities exchange or through the Nasdaq National Market System.

     It is anticipated, as a result of the broadly defined GICS sectors, that most distributions or exchanges of securities will result in the inclusion of new securities in the Semiconductor HOLDRS. The trustee will review the Standard & Poor's GICS sector classifications of securities to determine whether securities received as a result of a distribution by an underlying issuer or as consideration for securities included in the Semiconductor HOLDRS will be distributed from the Semiconductor HOLDRS to you.

     Standard & Poor's sector classifications. Standard & Poor's Corporation is an independent source of market information that, among other things, maintains the Global Industry Classification Standard, which classifies the securities of public companies into various sector classifications based upon GICS sectors, which are derived from its own criteria. The GICS classification standards were exclusively effective on January 2, 2002. There are 10 Standard & Poor's GICS sectors and each class of publicly traded securities of a company is given only one GICS sector. The securities included in the Semiconductor HOLDRS are currently represented in the Information Technology GICS sector. The Standard & Poor's GICS sector classifications of the securities included in the Semiconductor HOLDRS may change over time if the companies that issued these securities change their focus of operations or if Standard & Poor's alters the criteria it uses to determine GICS sectors, or both.

     Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. Upon termination, the beneficial owners of Semiconductor HOLDRS will surrender their Semiconductor HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Semiconductor HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through the Nasdaq National Market System within five business days from the date the Semiconductor HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Semiconductor HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

     If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

     Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Semiconductor HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Semiconductor HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Semiconductor HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Semiconductor HOLDRS.

     Issuance and cancellation fees. If you wish to create Semiconductor HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS. If you wish to cancel your Semiconductor HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Semiconductor HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

     Commissions. If you choose to create Semiconductor HOLDRS, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce, Fenner & Smith Incorporated or another broker, in addition to the issuance fee described above.

     Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Semiconductor HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Semiconductor HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

     Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

     Governing law. The depositary trust agreement and the Semiconductor HOLDRS are governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

     Duties and immunities of the trustee. The trustee assumes no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Semiconductor HOLDRS.

     The trustee has undertaken to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee is liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee is not negligent in ascertaining the relevant facts.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES


General

     The following discussion represents the opinion of Shearman & Sterling LLP, our special U.S. federal income tax counsel, as to the principal U.S. federal income tax consequences relating to the Semiconductor HOLDRS for:

     o    an individual who is a citizen or resident of the United States;


     o a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereon or the District of Columbia;


     o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

     o a trust if either (i) it is subject to the primary supervision of a U.S. court and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person (a "U.S. receipt holder"); and


     o any individual, corporation, estate or trust that is not a U.S. receipt holder (a "non-U.S. receipt holder").


     If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds Semiconductor HOLDRS, the tax treatment of the partnership and each partner will generally depend on the status of the partner and the activities of the partnership. Partnerships acquiring Semiconductor HOLDRS, and partners in such partnerships, should consult their tax advisors.


     This discussion is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change or differing interpretations, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, such as (without limitation) tax-exempt entities, banks, dealers in securities, U.S. receipt holders whose functional currency is not the U.S. dollar, investors who acquire or hold any Semiconductor HOLDRS as part of a conversion, straddle or other hedging transaction, certain former citizens and residents of the United States and persons subject to the alternative minimum tax.. In addition, this discussion generally is limited to investors who will hold the Semiconductor HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). Moreover, this discussion does not address Europe 2001 held by a partnership or other flow through entity. We recommend that you consult with your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.


Taxation of the trust

The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Semiconductor HOLDRS

     A receipt holder purchasing and owning Semiconductor HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Semiconductor HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

     Qualified dividend income received in respect of Semiconductor HOLDRS by U.S. receipt holders who are individuals, trusts and estates will be eligible for U.S. federal income taxation at preferential rates. Qualified dividend income includes dividends received from domestic corporations and "qualified foreign corporations," as such term is defined below under "Special considerations with respect to underlying securities of foreign issuers." In order for such dividends to qualify for the preferential rates, specific minimum holding period requirements must be met, and for this purpose, a U.S. receipt holder's holding period with respect to an underlying security may be tolled for any period in which such holder has diminished its risk of loss in respect of such security by (for example) entering into a hedging transaction. Special rules apply to a U.S. receipt holder who leverages its investment in Semiconductor HOLDRS. U.S. receipt holders that are corporations may be eligible for a dividend-received deduction in respect of dividends received from domestic corporations.

     A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Semiconductor HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Semiconductor HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Semiconductor HOLDRS. Similarly, with respect to sales of Semiconductor HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Semiconductor HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

     The distribution of any securities by the trust upon the surrender of Semiconductor HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. Gain or loss with respect to fractional shares shall be computed by allocating a portion of the aggregate tax basis of the distributed securities to such fractional shares. The receipt holder's aggregate tax basis with respect to the distributed securities will be the same as when held through the trust, less any tax basis allocated to fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

     The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Semiconductor HOLDRS will reduce the amount realized with respect to the underlying securities.

     A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

     If any of the underlying securities are securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

     As discussed above, dividends received by certain U.S. receipt holders from an issuer of underlying securities that is a "qualified foreign corporation" will be eligible for U.S. federal income taxation at preferential rates. A qualified foreign corporation includes:



     o a foreign corporation that is eligible for the benefits of a comprehensive U.S. income tax treaty, which the Secretary of the Treasury determines to be satisfactory and that includes an exchange of information program,

     o a foreign corporation if the stock to which the dividend is paid is readily tradable on an established market in the United States, and

     o    a corporation that is incorporated in a possession of the United
          States

but will not include:

     o    a passive foreign investment company (as defined below),

     o a foreign personal holding company (as specially defined in the Code), or

     o    a foreign investment company (as specially defined in the Code).


     The foreign personal holding company rules and the foreign investment company rules have generally been repealed for taxable years of foreign corporations beginning after December 31, 2004.


     If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.


     Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For taxable years beginning after December 31, 2006, the number of specific classes of income for which a separate limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated will be reduced to two types of income, "passive income" and "general income." In addition, dividends distributed by a foreign issuer that constitutes "financial services income" with respect to a U.S. Holder will be treated as constituting "general income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

     Dividends and distributions made by a foreign issuer may be subject to a foreign withholding tax. Some foreign issuers may make arrangements through which holders of their American depositary shares or global shares can apply for a refund of withheld taxes. With respect to these issuers, holders of Semiconductor HOLDRS may be able to use these arrangements to apply for a refund of withheld taxes. In some cases, however, the holders of Semiconductor HOLDRS may have to independently apply to a foreign tax authority for a refund of withheld taxes.

     Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). The Initial Depositor is not aware that any of the foreign issuers of the underlying securities is currently a PFIC, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. The Initial Depositor will notify the trustee, who in turn will notify the receipt holders, if it becomes aware that any of the foreign issuers is a PFIC. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:


     o    at least 75% of its gross income is "passive income;" or

     o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

     Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

     If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Semiconductor HOLDRS or of the underlying securities or upon the receipt of "excess distributions." To avoid the interest charge provisions described in the preceding sentence, a U.S. receipt holder can make one of certain elections (to the extent available under specific rules) including an election to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.


Non-U.S. receipt holders


     A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. A non-U.S. receipt holder who wishes to claim a reduction in withholding under the benefit of an applicable tax treaty must comply with certification requirements. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on any underlying securities of a foreign issuer, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

     With respect to dividends of U.S. and any foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a corporate non- U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.


     A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

     A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Semiconductor HOLDRS or of the underlying securities unless:

     o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

     o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or


     o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer. It is expected that the underlying securities are currently "regularly traded on an established securities market" although no assurances can be made that the securities will continue to be so traded.


     Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

Backup withholding and information reporting


     Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying securities, or the proceeds of the sale or other disposition of the receipts (or the underlying securities). If you are a non-corporate U.S. receipt holder, you will be subject to U.S. backup withholding tax at the applicable rate on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements. However, payments of dividends to non-U.S. receipt holders will be reported on Internal Revenue Service Form 1042-S even if such payments are not otherwise subject to the information reporting requirements.


     The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service on a timely basis.

     The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

                              ERISA CONSIDERATIONS

     Any plan fiduciary which proposes to have a plan acquire Semiconductor HOLDRS should consult with its counsel with respect to the potential applicability of the prohibited transaction provisions of ERISA and the Internal Revenue Code to this investment, and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Semiconductor HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

     In accordance with the depositary trust agreement, the trust issued Semiconductor HOLDRS to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated has deposited the underlying securities to receive Semiconductor HOLDRS. The trust delivered the initial distribution of Semiconductor HOLDRS against deposit of the underlying securities in New York, New York on approximately February 11, 2001.

     Investors who purchase Semiconductor HOLDRS through a fee-based brokerage account will pay fees charged by the brokerage account. We recommend that investors review the details of their brokerage accounts for details on applicable charges.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expects in the future to provide these services, for which they have received and will receive customary fees and commissions. Merrill Lynch, Pierce, Fenner & Smith Incorporated also may have served as counterparty in other transactions with certain of the issuers of the underlying securities.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has used and may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Semiconductor HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Semiconductor HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                  LEGAL MATTERS

     Legal matters, including the validity of the Semiconductor HOLDRS, were passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter in connection with the initial offering of the Semiconductor HOLDRS, by Shearman & Sterling LLP, New York, New York. Shearman & Sterling LLP, as special U.S. tax counsel to the trust, also rendered an opinion regarding the material U.S. federal income tax consequences relating to the Semiconductor HOLDRS.

                       WHERE YOU CAN FIND MORE INFORMATION

     Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Semiconductor HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

     The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Securities Exchange Act of 1934. The trust will file modified reports pursuant to the Securities Exchange Act of 1934.

     Because the common stock of the issuers of the underlying securities is registered under the Securities Exchange Act of 1934, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

     The trust and Merrill Lynch, Pierce, Fenner & Smith Incorporated, A.G. Edwards & Sons, Inc. and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Semiconductor HOLDRS. This prospectus relates only to Semiconductor HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Semiconductor HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the Semiconductor HOLDRS, have been publicly disclosed.

                                     ANNEX A

     This annex forms an integral part of the prospectus.


     The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 2001, 2002, 2003, 2004 and 2005, through February 14, 2006. The historical prices of the underlying securities should not be taken as an indication of future performance.



                       ADVANCED MICRO DEVICES, INC. (AMD)


     Advanced Micro Devices, Inc. is a supplier of digital integrated circuits used in diverse product applications, such as personal computers, workstations, servers, telecommunications equipment, data and network communications equipment and consumer electronics. AMD's products include microprocessors, Flash memory devices and embedded microprocessors for personal connectivity devices. The company markets and sells its products through its own direct sales force and through third-party distributors and independent representatives.

              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January       24.60    January     16.05    January       5.24    January      14.86    January      15.80    January     41.80
February      21.50    February    13.50    February      5.49    February     15.00    February     17.45    February
March         26.54    March       14.71    March         6.18    March        16.23    March        16.12    March
April         31.00    April       11.18    April         7.44    April        14.22    April        14.23    April
May           28.25    May         11.43    May           7.28    May          15.55    May          16.40    May
June          28.90    June         9.72    June          6.41    June          15.9    June         17.34    June
July          18.26    July         8.03    July          7.30    July         12.49    July         20.08    July
August        13.55    August       8.85    August       11.29    August       11.43    August       20.77    August
September      8.15    September    5.34    September    11.11    September    13.00    September    25.20    September
October        9.84    October      6.14    October       15.2    October      16.82    October      23.22    October
November      13.56    November     9.00    November     17.97    November     21.28    November     26.18    November
December      15.86    December     6.46    December      14.9    December     22.02    December     30.60    December

The closing price on February 14, 2006 was $40.22.

                            ALTERA CORPORATION (ALTR)

     Altera Corporation designs, manufactures and markets semiconductor integrated circuits that can be programmed with its proprietary software on personal computers and engineering workstations. Altera's products include high-density programmable logic devices, intellectual property cores and proprietary development tools. Altera's products are used in the telecommunications, data communications and electronic data processing industries, and in industrial applications. Altera markets and sells its products through its own direct sales force, sales representatives and distributors.


              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January        30.25   January     25.12    January      10.98    January      22.4     January     19.20     January     19.31
February       23.13   February    19.07    February     12.53    February     22.12    February    20.74     February
March          21.44   March       21.87    March        13.54    March        20.48    March       19.78     March
April          25.29   April       20.56    April        15.81    April        19.99    April       20.73     April
May            24.00   May         18.03    May          19.30    May          22.89    May         22.18     May
June           29.00   June        13.60    June         16.43    June         22.16    June        19.80     June
July           30.06   July        11.83    July         19.18    July         20.82    July        21.87     July
August         28.40   August      10.71    August       22.49    August       18.92    August      21.88     August
September      16.38   September    8.67    September    18.93    September    19.57    September   19.11     September
October        20.20   October     11.72    October      20.28    October      22.71    October     16.66     October
November       22.76   November    14.53    November     25.36    November     22.68    November    18.26     November
December       21.22   December    12.33    December     22.65    December     20.70    December    18.53     December

The closing price on February 14, 2006 was $19.91.



                          AMKOR TECHNOLOGY, INC. (AMKR)


     Amkor Technology, Inc. is a subcontractor of semiconductor packaging and test services. Amkor's packages include traditional leadframe, advanced leadframe and laminate products. The semiconductors that the Company packages and tests for its customers ultimately become components in electronic systems used in communications, computing, consumer, industrial, automotive and military applications.

              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January        22.75   January     18.03    January        4.89   January      17.39    January      4.43     January      5.63
February       16.31   February    13.88    February       4.75   February     15.32    February     4.37     February
March          16.31   March       22.31    March          5.17   March        14.63    March        3.86     March
April          21.75   April       20.10    April          7.57   April         8.04    April        3.23     April
May            19.53   May         14.87    May           11.13   May          10.28    May          3.56     May
June           22.10   June         6.22    June          13.16   June          8.18    June         4.53     June
July           18.20   July         3.94    July          14.68   July          4.05    July         4.66     July
August         16.38   August       2.25    August        17.57   August        3.80    August       5.10     August
September      10.52   September    2.38    September     14.21   September     3.65    September    4.36     September
October        12.45   October      3.52    October       18.85   October       4.98    October      5.28     October
November       15.57   November     7.26    November      19.52   November      5.50    November     6.20     November
December       16.03   December     4.76    December      18.14   December      6.68    December     5.60     December

The closing price on February 14, 2006 was $7.11.

                           ANALOG DEVICES, INC. (ADI)


     Analog Devices, Inc. designs, manufactures and markets precision high-performance integrated circuits that are used in signal processing applications. Analog Devices' products are used in fields such as communications, computers, consumer electronics, industrial applications and automotive electronics. The company sells its products worldwide through a direct sales force, third-party distributors and independent sales representatives, as well as through the Internet.


              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January        62.60   January      43.80   January       23.93   January      47.85    January      35.89    January      39.77
February       37.30   February     37.21   February      29.16   February      49.9    February     36.72    February
March          36.24   March        45.04   March         27.50   March        48.01    March        36.14    March
April          47.31   April        36.96   April         33.12   April         42.6    April        34.11    April
May            44.55   May          36.62   May           38.55   May          49.15    May          37.08    May
June           43.25   June         29.70   June          34.82   June         47.08    June         37.31    June
July           46.00   July         24.10   July          37.95   July         39.70    July         39.20    July
August         47.87   August       24.10   August         4.10   August       34.72    August       36.45    August
September      32.70   September    19.70   September     38.02   September    38.78    September    37.14    September
October        38.00   October      26.80   October       44.33   October      40.26    October      34.78    October
November       42.50   November     30.69   November      19.75   November     36.95    November     37.92    November
December       44.39   December     23.87   December      45.65   December     36.92    December     35.87    December

The closing price on February 14, 2006 was $39.82.



                         APPLIED MATERIALS, INC. (AMAT)


     Applied Materials, Inc. develops, manufactures, markets and services semiconductor fabrication equipment and related spare parts for the semiconductor industry. Applied Materials' products are used to build chips, a key component in advanced electronic products such as computers, telecommunications devices and other digital devices. The company markets and sells its products primarily in North America and Europe, as well as in Japan, Korea, Taiwan and the Asia-Pacific region to semiconductor wafer manufacturers and semiconductor integrated circuit/chip manufacturers.

              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January        25.16   January     21.83    January       11.97   January      21.69    January      15.90    January     19.05
February       21.13   February    21.74    February      12.98   February     21.25    February     17.45    February
March          21.75   March       27.14    March         12.58   March        21.33    March        16.25    March
April          27.30   April       24.32    April         14.62   April        18.27    April        14.87    April
May            24.97   May         22.18    May           15.56   May          19.97    May          16.42    May
June           24.55   June        19.02    June          15.84   June         19.62    June         16.18    June
July           22.93   July        14.87    July          19.46   July         20.82    July         18.48    July
August         21.55   August      13.36    August        21.63   August       18.92    August       18.32    August
September      14.22   September   11.55    September     18.13   September    16.49    September    16.96    September
October        17.06   October     15.03    October       23.33   October      16.10    October      16.36    October
November       19.87   November    17.05    November      24.24   November     16.64    November     18.11    November
December       20.05   December    13.03    December      22.44   December     17.10    December     17.94    December

The closing price on February 14, 2006 was $20.26.




                            ATMEL CORPORATION (ATML)

     Atmel Corporation designs, develops, manufactures and sells semiconductor integrated circuits. Atmel's circuits are designed for use in the telecommunications, consumer electronics and computing markets. Atmel is capable of integrating dense nonvolatile memory, logic and analog functions on a single chip. Atmel's products are used in markets such as communications, consumer electronics, computing, storage, automotive, security and imaging. In addition to its manufacturing facilities, Atmel has North American and international sales offices.



              Closing               Closing               Closing              Closing               Closing             Closing
    2001      Price       2002      Price      2003       Price      2004      Price       2005      Price      2006     Price
    ----      ------      ----      -------    ----       -------    ----      -------     ----      -------    ----     -------
January        17.00     January      7.70    January       2.05    January     7.07      January       3.06    January  3.95
February       10.50     February     7.23    February      1.75    February    6.89      February      3.15    February
March           9.81     March       10.14    March         1.60    March        6.5      March         2.95    March
April          13.89     April        9.00    April         1.84    April       5.84      April         2.31    April
May            11.10     May          8.22    May           3.03    May         6.36      May           3.00    May
June           13.49     June         6.26    June          2.54    June        5.92      June          2.36    June
July           10.01     July         3.15    July           3.2    July        4.28      July          2.34    July
August          9.59     August       2.31    August        4.58    August      3.49      August        2.06    August
September       6.68     September    1.06    September    4.017    September   3.62      September     2.06    September
October         7.95     October      1.67    October       5.64    October     3.18      October       2.44    October
November        8.25     November     3.51    November      6.73    November    3.55      November      3.35    November
December        7.37     December     2.23    December      6.01    December    3.92      December      3.09    December

The closing price on February 14, 2006 was $4.82.



                           BROADCOM CORPORATION (BRCM)

     Broadcom Corporation provides highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Broadcom designs, develops and supplies complete system-on-a-chip solutions and related hardware and software for major broadband communications markets. Broadcom's product portfolio includes solutions for digital cable and satellite set-top boxes; high definition television; cable and DSL modems and residential gateways; high-speed transmission and switching for local, metropolitan and wide area networking; home and wireless networking; cellular and terrestrial wireless communications; voice over Internet protocol gateway and telephony systems; broadband network and security processors and system input/output server solutions. Broadcom markets and sells its products through its own direct sales force, third-party distributors and representatives.




              Closing              Closing               Closing              Closing               Closing              Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005      Price      2006      Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----      -------    ----      -------
January       109.94   January     42.47    January       13.54   January      40.59  January        31.83    January     68.20
February       49.25   February    30.65    February      14.48   February     40.4  February        32.25    February
March          28.90   March       35.90    March         12.35   March        39.01  March          29.92    March
April          41.56   April       34.50    April         17.89   April        37.83  April          29.90    April
May            33.26   May         22.55    May           24.51   May          42.35  May            35.53    May
June           42.76   June        17.54    June          24.91   June         46.60  June           35.53    June
July           43.63   July        18.76    July          20.27   July         35.36  July           42.77    July
August         32.15   August      16.49    August        27.27   August       27.14  August         43.50    August
September      20.30   September   10.68    September     26.66   September    27.29  September      46.92    September
October        34.41   October     11.98    October       31.94   October      27.05  October        42.42    October
November       43.99   November    19.55    November      36.39   November     32.52  November       46.52    November
December       40.87   December    15.06    December      34.02   December     32.28  December       47.15    December

The closing price on February 14, 2006 was $66.79.

                            INTEL CORPORATION (INTC)


     Intel Corporation is a semiconductor chip maker that supplies the computing and communications industries with chips, boards, systems and software building blocks that are used in computers, servers and networking and communications products. Intel's major products include microprocessors, chipsets, boards, networking and communications products, such as Ethernet network interface cards and network processors, embedded control chips and flash memory used in cellular handsets and handheld computing devices, as well as cellular baseband chipsets. The company markets and sells its products to original equipment manufacturers, as well as through distributors and reseller channels.


              Closing              Closing               Closing              Closing                 Closing            Closing
    2001      Price       2002     Price      2003       Price      2004      Price       2005        Price      2006    Price
    ----      ------      ----     -------    ----       -------    ----      -------     ----        -------    ----    -------
January        37.00   January     35.04    January       15.70   January      30.52    January       22.45    January   21.26
February       28.56   February    28.55    February      17.26   February     29.2     February      23.99    February
March          26.31   March       30.41    March         16.28   March        27.2     March         23.23    March
April          30.91   April       28.61    April         18.37   April        25.73    April         23.52    April
May            27.01   May         27.62    May           20.82   May          28.55    May           26.96    May
June           29.25   June        18.27    June          20.81   June         27.6     June          26.02    June
July           29.81   July        18.79    July          24.89   July         24.38    July          27.14    July
August         27.96   August      16.67    August        28.59   August       21.29    August        25.72    August
September      20.44   September   13.89    September     27.52   September    20.06    September     24.65    September
October        24.42   October     17.30    October       32.95   October      22.26    October       23.50    October
November       32.66   November    20.88    November      33.54   November     22.38    November      26.68    November
December       31.45   December    15.57    December      32.05   December     23.39    December      24.96    December

The closing price on February 14, 2006 was $21.37.



                          KLA-TENCOR CORPORATION (KLAC)

     KLA-Tencor Corporation offers products, software, analysis, services and expertise that facilitate the production of semiconductors. KLA-Tencor's systems are used to analyze product and process quality at several stages during the semiconductor manufacturing process in order to provide feedback to its customers on production problems. KLA-Tencor's systems are designed to detect defects in offline engineering applications, as well as in-line at various stages during the wafer, semiconductor and reticle manufacturing processes. KLA-Tencor markets and sells its products through its own direct sales force and third-party distributors.



              Closing              Closing               Closing              Closing                Closing             Closing
    2001      Price       2002     Price      2003       Price      2004      Price      2005        Price      2006     Price
    ----      ------      ----     -------    ----       -------    ----      -------    ----        -------    ----     -------
January        45.88    January     57.28    January      32.64   January     57.02     January      46.25     January   51.98
February       35.75    February    57.91    February     35.75   February    52.71     February     49.41     February
March          39.38    March       66.50    March        35.94   March       50.28     March        46.01     March
April          54.96    April       58.97    April        41.00   April        41.7     April        38.95     April
May            51.62    May         52.13    May          46.23   May         48.18     May          45.41     May
June           58.47    June        43.99    June         46.46   June        49.38     June         43.68     June
July           54.39    July        39.39    July         51.65   July        41.23     July         51.70     July
August         49.14    August      32.91    August       59.45   August      37.37     August       50.71     August
September      31.58    September   27.94    September    51.60   September   41.48     September    48.76     September
October        40.86    October     35.61    October      57.27   October     45.53     October      46.30     October
November       50.23    November    44.17    November     58.53   November    45.06     November     51.19     November
December       49.56    December    35.37    December     58.54   December    46.58     December     49.33     December


The closing price on February 14, 2006 was $53.34.

                      LINEAR TECHNOLOGY CORPORATION (LLTC)

     Linear Technology Corporation designs, manufactures and markets a broad line of standard high-performance linear integrated circuits. Applications for Linear Technology products include communications, networking, computers, multimedia, industrial instruments, medical devices, automotive electronics and military and aerospace systems. Linear Technology products include amplifiers for video and data signals, voltage regulators and circuits to transfer signals within electronic systems and data converters. Linear Technology markets and sells its products through its own direct sales force, distributors and resellers.



              Closing               Closing               Closing              Closing              Closing              Closing
    2001      Price       2002      Price      2003       Price      2004      Price      2005      Price       2006     Price
    ----      ------      ----      -------    ----       -------    ----      -------    ----      -------     ----     -------
January       62.63     January     41.37    January      26.13    January     39.97    January     37.74      January    37.21
February      39.63     February    36.83    February     30.67    February    40.03    February    39.06      February
March         41.06     March       44.22    March        30.87    March       37.09    March       38.31      March
April         48.04     April       38.86    April        34.44    April       35.64    April       35.75      April
May           48.00     May         37.25    May          36.43    May        39.782    May         37.50      May
June          44.22     June        31.43    June         32.38    June        39.47    June        36.69      June
July          43.58     July        27.08    July         36.75    July         39.1    July        38.86      July
August        41.08     August      26.22    August       41.24    August      35.77    August      37.93      August
September     32.80     September   20.72    September    35.93    September   36.24    September   37.59      September
October       38.80     October     27.64    October      42.61    October     37.88    October     33.21      October
November      41.03     November    33.23    November     43.19    November    38.16    November    37.31      November
December      39.04     December    25.72    December     42.07    December    38.76    December    36.07      December


The closing price on February 14 2006 was $36.46.



                           LSI LOGIC CORPORATION (LSI)


     LSI Logic Corporation designs, develops, manufactures and markets integrated circuits and storage systems for data transfer and networking and wireless applications. LSI also provides chips and circuit boards for network computing and supplies storage solutions for networks. LSI primarily operates in the United States, Europe, Asia and Japan. The company markets and sells its products to original equipment manufacturers that sell products targeted for applications in consumer products, communications storage components and storage area network systems.


              Closing               Closing               Closing              Closing              Closing              Closing
    2001      Price       2002      Price      2003       Price      2004      Price      2005      Price       2006     Price
    ----      ------      ----      -------    ----       -------    ----      -------    ----      -------     ----     -------
January       24.75     January     16.58    January      4.41     January    10.29     January     6.11       January   9.15
February      16.11     February    14.99    February     4.44     February    10.1     February    6.38       February
March         15.73     March       17.00    March        4.52     March       9.34     March       5.59       March
April         20.47     April       12.85    April        5.36     April       7.44     April       5.36       April
May           18.31     May         11.40    May          6.40     May          8.2     May         7.36       May
June          18.80     June         8.75    June         7.08     June        7.62     June        8.49       June
July          21.78     July         7.80    July         9.31     July        5.09     July        9.76       July
August        20.25     August       7.33    August      11.54     August      4.83     August      9.64       August
September     11.75     September    6.35    September    8.99     September   4.31     September   9.85       September
October       16.95     October      5.90    October      9.24     October     4.55     October     8.11       October
November      16.25     November     8.54    November     9.41     November    5.29     November    8.21       November
December      15.78     December     5.77    December     8.87     December    5.48     December    8.00       December


The closing price on February 14, 2006 was $9.32.

                     MAXIM INTEGRATED PRODUCTS, INC. (MXIM)



     Maxim Integrated Products, Inc. designs, develops, manufactures and markets a broad range of linear and mixed-signal integrated circuits, commonly referred to as analog circuits. Maxim also provides a range of high-frequency design processes and capabilities that can be used in custom designs. Maxim's products include data converters, interface circuits, microprocessor supervisors, operational amplifiers, power supplies and multiplexers. Maxim offers its products in various markets, including the automotive, communications, consumer, industrial control, instrumentation and data processing markets. The company markets and sells its products through its own direct sales force and its own and other unaffiliated distribution channels.


              Closing               Closing              Closing              Closing                Closing              Closing
    2001      Price       2002      Price      2003      Price      2004      Price      2005        Price       2006     Price
    ----      ------      ----      -------    ----      -------    ----      -------    ----        -------     ----     -------
January       61.06    January      55.49    January     31.21     January     51.00    January      39.01     January    41.04
February      46.13    February     45.76    February    34.54     February    49.90    February     43.02     February
March         41.59    March        55.71    March       36.12     March       46.97    March        40.87     March
April         50.85    April        49.80    April       39.33     April       46.04    April        37.31     April
May           51.02    May          46.00    May         39.20     May         50.97    May          39.40     May
June          44.21    June         38.33    June        34.10     June        52.42    June         38.22     June
July          46.17    July         35.18    July        38.93     July        48.10    July         41.97     July
August        46.21    August       31.61    August      44.96     August      43.32    August       42.65     August
September     34.94    September    24.76    September   39.39     September   42.29    September    42.65     September
October       45.75    October      31.84    October     49.64     October     43.99    October      34.68     October
November      34.81    November     42.05    November    52.17     November    40.96    November     36.53     November
December      52.51    December     33.04    December    49.58     December    42.39    December     36.24     December

The closing price on February 14, 2006 was $39.84.



                          MICRON TECHNOLOGY, INC. (MU)



     Micron Technology, Inc. designs, develops, manufactures and markets semiconductor memory products. Micron's principal semiconductor product is DRAM, a memory component that stores digital information and is designed for the high-speed storage and retrieval of data. Micron also manufactures flash products that are semiconductor devices that retain memory content when the power of other devices is turned off; flash products are used in networking applications, workstations, servers, PCs and handheld electronic devices such as digital cellular phones, digital cameras and digital music players. The company markets and sells its products through its own direct sales force, independent sales representatives and distributors.


              Closing               Closing              Closing              Closing                Closing              Closing
    2001      Price       2002      Price      2003      Price      2004      Price      2005        Price       2006     Price
    ----      ------      ----      -------    ----      -------    ----      -------    ----        -------     ----     -------

January       45.77     January      33.75    January      8.21    January     16.11    January       10.41     January   14.68
February      34.22     February     32.15    February     7.99    February    15.04    February      11.50     February
March         41.53     March        32.90    March        8.14    March       16.71    March         10.34     March
April         45.38     April        23.70    April        8.50    April       13.62    April          9.71     April
May           37.50     May          23.58    May         11.32    May         15.03    May           10.98     May
June          41.10     June         20.22    June        11.75    June        15.31    June          10.21     June
July          42.00     July         19.49    July        14.64    July        13.53    July          11.88     July
August        37.61     August       17.25    August      14.36    August      11.51    August        11.91     August
September     18.83     September    12.37    September   13.42    September   12.03    September     13.30     September
October       22.76     October      16.00    October     14.34    October     12.18    October       12.99     October
November      27.16     November     15.81    November    13.01    November    11.08    November      14.26     November
December      31.00     December      9.74    December    13.47    December    12.35    December      13.31     December


The closing price on February 14, 2006 was $16.63.

                    NATIONAL SEMICONDUCTOR CORPORATION (NSM)


     National Semiconductor Corporation engages in the design, development, manufacture and marketing of a range of semiconductor products. NSM supplies analog and mixed-signal semiconductor products to various markets, such as the industrial, communications, computing, consumer, medical, automotive, wireless handsets, Liquid crystal display monitors, personal computers and digital television markets in the Americas, Europe, Japan and the Asia Pacific region. The company offers operational and audio amplifiers; power references, regulators, and switches; communication interface circuits; analog to digital converters; radio frequency integrated circuits; flat panel display drivers and signal processors; local area and wireless networking and wireless communications; and products for personal systems and personal communications. The company also offers microcontrollers, advanced input/output personal computer products, connectivity processors and embedded Bluetooth solutions.


              Closing               Closing               Closing               Closing                Closing               Closing
    2001      Price       2002      Price      2003       Price       2004       Price     2005        Price       2006      Price
    ----      ------      ----      -------    ----       -------    ----       -------    ----        -------     ----      -------
January       28.70     January      28.21    January      13.20    January     19.235    January      16.93     January     28.21
February      20.42     February     25.15    February     17.13    February     19.68    February     19.95     February
March         26.75     March        33.69    March        17.04    March       22.215    March        20.61     March
April         28.80     April        31.52    April        18.73    April       20.395    April        19.08     April
May           26.52     May          30.70    May          24.96    May          21.67    May          20.12     May
June          29.12     June         29.17    June         19.72    June         21.99    June         22.03     June
July          32.05     July         18.11    July        11.175    July         17.15    July         24.71     July
August        33.05     August       15.99    August       14.57    August       13.33    August       24.93     August
September     22.00     September    11.94    September   16.145    September    15.49    September    26.20     September
October       25.98     October      13.28    October     20.315    October      16.70    October      22.63     October
November      30.13     November     20.30    November    22.298    November     15.46    November     25.88     November
December      30.79     December     15.01    December    19.705    December     17.95    December     25.98     December


The closing price on February 14, 2006 was $27.76.



                         NOVELLUS SYSTEMS, INC. (NVLS)


     Novellus Systems, Inc. supplies manufacturing systems that are used to create advanced integrated circuits. Novellus builds equipment and develops processes used to manufacture the interconnect structures that tie together the growing number of transistors within a semiconductor chip. The company's products are designed to provide productivity and quality control solutions to semiconductor manufacturers. The company markets and sells its products domestically through its own direct sales force and internationally through subsidiaries.


              Closing               Closing               Closing               Closing                Closing               Closing
    2001      Price       2002      Price      2003       Price       2004       Price     2005        Price       2006      Price
    ----      ------      ----      -------    ----       -------    ----       -------    ----        -------     ----      -------
January       48.34     January      42.71    January      29.45    January      34.03    January      26.15     January     28.35
February      38.63     February     42.59    February     29.15    February     32.05    February     29.54     February
March         40.56     March        54.14    March        27.27    March        31.67    March        26.73     March
April         55.15     April        47.40    April        28.03    April        28.94    April        23.43     April
May           47.90     May          42.48    May          34.67    May          33.29    May          26.69     May
June          56.79     June         34.00    June         36.65    June         31.44    June         24.71     June
July          50.97     July         26.99    July         35.80    July         27.01    July         28.85     July
August        44.31     August       24.46    August       39.96    August       24.43    August       26.81     August
September     28.56     September    20.81    September    33.60    September    26.64    September    25.08     September
October       33.03     October      31.60    October      41.25    October      25.91    October      21.86     October
November      38.07     November     36.29    November     43.76    November     26.94    November     24.67     November
December      39.45     December     28.08    December     42.05    December     27.89    December     24.12     December


The closing price on February 14, 2006 was $28.09.

                           SANDISK CORPORATION (SNDK)


     SanDisk Corporation designs, manufactures and markets flash memory storage products that are used in a wide variety of electronic systems. SanDisk's flash products are used in a number of consumer electronics applications, such as digital cameras, personal digital assistants, portable digital music players, digital video recorders and smart phones, as well as in industrial and communications applications, such as communications routers and switches and wireless communications base stations. The company markets and sells its products through a direct sales force and through distributors' and manufacturers' representatives.


              Closing               Closing               Closing               Closing                Closing               Closing
    2001      Price       2002      Price      2003       Price       2004       Price     2005        Price       2006      Price
    ----      ------      ----      -------    ----       -------    ----       -------    ----        -------     ----      -------
January       31.94     January      15.41    January      15.25    January     27.15     January     24.70      January     67.36
February      21.63     February     14.71    February     16.68    February    25.42     February    26.88      February
March         20.38     March        21.70    March        16.82    March       28.36     March       27.80      March
April         26.86     April        16.36    April        24.19    April       23.15     April       23.70      April
May           23.45     May          14.00    May          36.34    May         24.62     May         25.97      May
June          27.89     June         12.40    June         40.57    June        21.69     June        23.73      June
July          23.64     July         14.40    July        28.345    July        24.32     July        33.82      July
August        20.51     August       16.21    August      30.225    August      23.35     August      38.83      August
September      9.86     September    13.11    September    31.86    September   29.12     September   48.24      September
October       10.94     October      19.77    October      40.30    October     20.87     October     58.88      October
November      14.19     November     27.75    November     40.41    November    22.58     November    51.06      November
December      14.40     December     20.30    December     30.60    December    24.97     December    62.82      December


The closing price on February 14, 2006 was $59.24.



                              TERADYNE, INC. (TER)


     Teradyne, Inc. supplies automatic test equipment and interconnection systems primarily. Teradyne's products include systems that test semiconductors, test and inspect circuit boards and test high-speed voice and data communication lines quality and capacity. Teradyne's products are used in industries such as semiconductor, electronics, automotive and network systems. The company sells its products principally through its direct sales force in North America, Asia and Europe.


             Closing                Closing               Closing                Closing               Closing               Closing
  2001       Price       2002       Price      2003       Price       2004        Price     2005       Price      2006       Price
  ----       ------      ----       -------    ----       -------    ----        -------    ----       -------    ----       -------
January       43.82     January      29.86    January      10.39     January       26.9    January     14.03      January    17.42
February      31.23     February     33.51    February     11.59     February     24.65    February    15.42      February
March            33     March        39.43    March        11.64     March        23.83    March       14.60      March
April         39.50     April        32.95    April        11.60     April        20.38    April       11.02      April
May           39.85     May          27.08    May          17.15     May          22.29    May         13.01      May
June             35     June         23.50    June         17.31     June          22.7    June        11.97      June
July          33.98     July         15.00    July         16.45     July          17.1    July        15.53      July
August        32.78     August       12.65    August       17.83     August       12.87    August      16.80      August
September     19.50     September     9.60    September    18.60     September    13.40    September   16.50      September
October       23.05     October      12.11    October      22.78     October      16.56    October     13.54      October
November      27.86     November     16.39    November     25.17     November     17.06    November    14.63      November
December      30.14     December     13.01    December     25.45     December     17.07    December    14.57      December


The closing price on February 14, 2006 was $17.22.

                          TEXAS INSTRUMENTS, INC. (TXN)


     Texas Instruments, Inc. designs and supplies digital signal processors and analog integrated circuits. Texas Instruments also designs and manufactures other semiconductor products, including standard logic devices, application-specific integrated circuits, reduced instruction-set computing microprocessors, microcontrollers and digital imaging devices. Texas Instruments' semiconductor products are used in a range of electronic systems, including cellular telephones, personal computers, servers, communications infrastructure equipment, digital cameras, digital audio players, motor controls, automobiles and digital imaging systems, including projector and television systems. Texas Instruments also sells electrical and electronic controls, sensors, radio frequency identification systems and educational and graphing calculators. The company operates in Asia, Europe, the United States and Japan.



             Closing                Closing               Closing                Closing               Closing               Closing
  2001       Price       2002       Price      2003       Price       2004        Price     2005       Price      2006       Price
  ----       ------      ----       -------    ----       -------    ----        -------    ----       -------    ----       -------
January      43.80      January      31.21    January      15.90     January      31.35     January     23.21      January    29.23
February     29.55      February     29.35    February     16.75     February     30.65     February    26.47      February
March        30.98      March        33.10    March        16.37     March        29.22     March       25.49      March
April        38.70      April        30.93    April        18.49     April        25.1      April       24.96      April
May          34.12      May          28.67    May          20.50     May          26.11     May         27.64      May
June         31.90      June         23.70    June         17.60     June         24.18     June        28.07      June
July         34.50      July         23.15    July         18.87     July         21.33     July        31.76      July
August       33.10      August       19.70    August       23.85     August       19.54     August      32.68      August
September    24.98      September    14.77    September     22.8     September    21.28     September   33.90      September
October      27.99      October      15.86    October      28.92     October      24.45     October     28.55      October
November     32.05      November     20.01    November     29.76     November     24.18     November    32.48      November
December     28.00      December     15.01    December     29.38     December     24.62     December    32.07      December

The closing price on February 14, 2006 was $30.56.



                    VITESSE SEMICONDUCTOR CORPORATION (VTSS)


     Vitesse Semiconductor Corporation designs, develops and manufactures high-bandwidth, high-speed communication integrated circuits and optical modules. Vitesse's products are designed to address the needs of optical transport network equipment manufacturers and system designers. Vitesse's products include physical media devices, physical layer devices, optical modules and switches, devices for framing, mapping and other overhead processing functions, network processors and traffic managers, switch fabrics and storage and serial backplane products. Vitesse also supplies integrated circuits to the automatic test equipment market. The company markets and sells its products through its own direct sales force and distributors.



             Closing                Closing               Closing               Closing               Closing               Closing
  2001       Price       2002       Price      2003       Price      2004       Price      2005       Price      2006       Price
  ----       ------      ----       -------    ----       -------    ----       -------    ----       -------    ----       -------

January      71.06     January      12.65     January      2.07     January      8.25      January      2.90     January     2.60
February     39.44     February      7.02     February     2.26     February     7.99      February     3.05     February
March        23.81     March         9.80     March        2.14     March         7.1      March        2.65     March
April        33.90     April         5.98     April        3.11     April        4.28      April        2.07     April
May          24.71     May           5.03     May          5.03     May          5.46      May          2.50     May
June         21.04     June          3.11     June         4.89     June         4.88      June         2.08     June
July         19.79     July          2.42     July         6.45     July          2.8      July         2.22     July
August       14.60     August        1.33     August       6.82     August       2.52      August       2.19     August
September     7.75     September     0.68     September    6.41     September    2.73      September    1.87     September
October       9.44     October       1.76     October      7.04     October      2.72      October      1.64     October
November     12.19     November      3.32     November     7.24     November     3.26      November     2.12     November
December     12.43     December      2.14     December     5.85     December     3.53      December     1.92     December

The closing price on February 14, 2006 was $3.06.

                               XILINX, INC. (XLNX)


     Xilinx, Inc. designs, develops and markets programmable logic solutions, including advanced integrated circuits, software design tools, and predefined system functions delivered as intellectual property cores, design services, customer training, field engineering and technical support. The company's products are used by electronic equipment manufacturers primarily in the communications, storage, server, consumer and industrial markets. In addition, Xilinx offers education, design, and support services. The company sells its products through independent domestic and foreign distributors, a network of independent sales representative firms, and through a direct sales management organization to original equipment manufacturers in North America, Europe, Japan and Asia Pacific.



             Closing                Closing               Closing                Closing               Closing               Closing
  2001       Price       2002       Price      2003       Price       2004        Price     2005       Price      2006       Price
  ----       ------      ----       -------    ----       -------    ----        -------    ----       -------    ----       -------
January      54.00      January     43.35     January     19.79      January      41.9     January     29.19     January     28.16
February     38.88      February    35.92     February    22.90      February    41.99     February    30.20     February
March        35.13      March       39.86     March       23.41      March       37.76     March       29.23     March
April        47.47      April       37.76     April       27.05      April       33.61     April       26.94     April
May          41.25      May         35.26     May         29.90      May         36.48     May         27.77     May
June         41.24      June        22.43     June        25.30      June        33.31     June        25.50     June
July         40.00      July        19.19     July        26.26      July        29.43     July        28.35     July
August       39.04      August      19.32     August      30.88      August      37.48     August      28.08     August
September    23.53      September   15.84     September   28.43      September   27.00     September   27.85     September
October      30.42      October     18.99     October     31.77      October     30.60     October     23.95     October
November     36.11      November    24.64     November    37.59      November    31.22     November    26.44     November
December     39.05      December    20.60     December    38.63      December    29.67     December    25.21     December


The closing price on February 14, 2006 was $27.40.

===============================================================================




                                [GRAPHIC OMITTED]











                        1,000,000,000 Depositary Receipts

                         Semiconductor HOLDRS(SM) Trust

                              ====================

                               P R O S P E C T U S

                              ====================
















                                February 16, 2006






===============================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

     Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

     The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.


Item 16.   Exhibits.

     See Exhibit Index.


Item 17. Undertakings.

     The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on February 16, 2006.



                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                   INCORPORATED


                                         By:             *
                                           -----------------------------------
                                           Name:   Joseph F. Regan
                                           Title:  First Vice Presicent,
                                                   Chief Financial Officer
                                                   and Controller


Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed by the following persons in the capacities indicated on February 16, 2006.


                Signature                                 Title
                ---------                                 -----

                    *                            Chief Executive Officer,
        ------------------------------           Chairman of the Board
              Robert J. McCann


                    *                            Director
        ------------------------------
                Do Woo Kim


                    *                            Director
        ------------------------------
             Carlos M. Morales


                    *                            Director
        ------------------------------
              Candace E. Browning



                    *                            Director
        ------------------------------
              Gregory J. Fleming




                    *                            Chief Financial Officer and
        ------------------------------           Controller
              Joseph F. Regan




    *By: /s/  Mitchell M. Cox                    Attorney-in-Fact
        ------------------------------
              Mitchell M. Cox

                                INDEX TO EXHIBITS

Exhibits
--------

*4.1 Standard Terms for Depositary Trust Agreements between Merrill Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS and Form of Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*4.2 Amendment No. 2 to the Standard Terms for Depositary Trust Agreements, dated as of November 22, 2000, filed on November 28, 2000 as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*5.1 Opinion of Shearman & Sterling LLP regarding the validity of the Semiconductor HOLDRS Receipts, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*8.1 Opinion of Shearman & Sterling LLP, as special U.S. tax counsel regarding the material federal income tax consequences, filed on April 13, 2000 as an exhibit to Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.1 Power of Attorney (included in Part II of Registration Statement), filed on March 27, 2000 as part of the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.2 Power of Attorney of Dominic A. Carone, filed on November 28, 2000, as an exhibit to post-effective Amendment No. 1 to the registration statement filed on Form S-1 for Semiconductor HOLDRS.

*24.3 Power of Attorney of John J. Fosina, E. Stanley O'Neal, George A. Schieren, Thomas H. Patrick and Dominic A. Carone.

*24.4 Power of Attorney of James P. Gorman, Arshad R. Zakaria and Carlos M. Morales


*24.5 Power of Attorney of Candace E. Browning, Gregory J. Fleming, Do Woo Kim and Joseph F. Regan.


 24.6     Power of Attorney of Robert J. McCann and Joseph F. Regan.




__________________
* Previously filed.